# Delaware

*The First State*

*I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "PLASTINUM CORP.", CHANGING ITS NAME FROM "PLASTINUM CORP." TO "PLASTINUM POLYMER TECHNOLOGIES CORP.", FILED IN THIS OFFICE ON THE TWELFTH DAY OF JUNE, A.D. 2007, AT 12:36 O'CLOCK P.M.*

*A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.*

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

*3179780 8100*

*070698215*

*AUTHENTICATION: 5752187*

*DATE: 06-12-07*

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:36 PM 06/12/2007
FILED 12:36 PM 06/12/2007
SRV 070698215 - 3179780 FILE

**CERTIFICATE OF AMENDMENT**
**OF THE**
**SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION**
**OF**
**PLASTINUM CORP.**

Pursuant to Section 242
of the
General Corporation Law
of the State of Delaware

The undersigned, Jacques Mot, being the duly elected President of Plastinum Corp., a Delaware corporation ( the "Corporation"), does hereby certify as follows:

**FIRST:** The name of the corporation is Plastinum Corp.

**SECOND:** This Certificate of Amendment shall become effective on the 26th day of June, 2007.

**THIRD:** The Second Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by amending Article FIRST thereof to read in its entirety as follows:

"FIRST: The name of the Corporation is Plastinum Polymer Technologies Corp. (hereinafter referred to as the "Corporation")."

**FOURTH:** At a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth the proposed amendment of the Second Amended and Restated Certificate of Incorporation declaring said amendment to be advisable and directing that the proposed amendment be considered at the next annual meeting of the stockholders of the Corporation.

**FIFTH:** Thereafter, the next annual meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the

General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

**SIXTH:** Said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

**IN WITNESS WHEREOF,** I have signed this certificate on the 11th day of June, 2007.

/s/ Jacques Mot

Jacques Mot, President

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